EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of United Community Banks, Inc. of our reports dated March 4, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, including in the Annual Report on Form 10-K of Palmetto Bancshares, Inc. for the year ended December 31, 2014. We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ Elliott Davis Decosimo, LLC

Greenville, South Carolina

June 12, 2015